UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2023

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56046	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340 Collins Avenue

Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(305) 695-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Starwood Real Estate Income Trust, Inc. (the “Company”), through its operating partnership, Starwood REIT Operating Partnership, L.P. (the “Operating Partnership”), is launching a program (the “DST Program”) to issue and sell beneficial interests (the “DST Interests”) to “accredited investors,” as that term is defined under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in private placements exempt from registration pursuant to Section 4(a)(2) of the Securities Act (the “DST Offerings”), in specific Delaware statutory trusts (the “DSTs”) holding one or more real properties (each, a “DST Property” and, collectively, the “DST Properties”). Under the DST Program, each DST Property may be sourced from the Company’s real properties or from third parties, which will be held in a DST and subsequently leased back by a wholly owned subsidiary of the Operating Partnership in accordance with a certain master lease agreement. Each master lease agreement will be guaranteed by the Operating Partnership, which will retain a fair market value option (the “FMV Option”) giving it the right, but not the obligation, to acquire the DST Interests in the applicable DST from the investors in exchange for Operating Partnership units or cash, at the Operating Partnership’s discretion. Such FMV Option shall be exercisable any time after two years from the closing of the applicable DST Offering. The Operating Partnership, in its sole and absolute discretion, may assign its rights in the FMV Option to a subsidiary, an affiliate, a successor entity to the Operating Partnership or the acquiror of a majority of the Operating Partnership’s assets. After a one-year holding period, investors who acquire Operating Partnership units pursuant to the FMV Option generally have the right to cause the Operating Partnership to redeem all or a portion of their Operating Partnership units for, at the Company’s sole discretion, shares of the Company’s common stock, cash or a combination of both.

Amended and Restated Advisory Agreement

In connection with the launch of the DST Program, on December 18, 2023, the Company, the Operating Partnership and Starwood REIT Advisors, L.L.C. (the “Advisor”) entered into that certain Amended and Restated Advisory Agreement (the “Advisory Agreement”). The Advisory Agreement amends and restates the prior version of the agreement to, among other things, facilitate the initiation and management of the DST Program.

The Advisory Agreement amends the calculation of the management fee in connection with the DST Program. As amended, the Company will pay the Advisor a management fee equal to (i) 1.25% of the net asset value (“NAV”) of the Company per annum payable monthly, before giving effect to any accruals for the management fee, the stockholder servicing fee, the performance participation interest or any distributions, plus (ii) 1.25% per annum of the aggregate DST Property consideration for all DST Properties subject to the FMV Option held by the Operating Partnership. For avoidance of doubt, the Advisor does not receive a duplicative management fee with respect to any DST Property. In addition, the Operating Partnership will pay the Advisor a management fee equal to 1.25% of the NAV of the Operating Partnership attributable to Operating Partnership units held by unitholders other than the Company.

The Advisory Agreement provides that the Company will reimburse the Advisor for any organization and offering expenses related to the DST Program. In addition, the Advisory Agreement amends the reimbursement of compliance-related matters and regulatory filings. As amended, the Company will reimburse the Advisor for expenses relating to compliance-related matters and regulatory filings of the Company or the Operating Partnership.

Amended and Restated Limited Partnership Agreement

In connection with the launch of the DST Program, on December 18, 2023, the Company, on behalf of itself as general partner and on behalf of the limited partners thereto, and Starwood REIT Special Limited Partner L.L.C. entered into that certain Amended and Restated Limited Partnership Agreement of Starwood REIT Operating Partnership, L.P. (the “Partnership Agreement”). The Partnership Agreement amends the prior limited partnership agreement of the Operating Partnership to, among other things, facilitate the issuance of Operating Partnership units in exchange for DST Interests in the event the Operating Partnership elects to exercise its FMV Option and the participation of such Operating Partnership units in the Company’s distribution reinvestment plan.

The Partnership Agreement authorizes the Operating Partnership to issue Operating Partnership units designated as one of two new classes of Operating Partnership units, specifically Class S-1 units and Class D-1 units, and provides that such Class S-1 units and Class D-1 units received in exchange for DST Interests in connection with the exercise of the FMV Option will automatically convert to Class I units in the event the aggregate selling commissions, dealer manager fees, and investor servicing fee paid by the Company or the Operating Partnership with respect to such Class S-1 units or Class D-1 units and the DST Interests for which such Operating Partnership units were exchanged, reach a fee limit (if any) set forth in the applicable agreement between the DST Dealer Manager (defined below) and the participating distribution agent that sold such DST Interests in a DST Offering.

The Partnership Agreement provides that the investor servicing fee payable with respect to a particular class of Operating Partnership units will be specially allocated to that class of Operating Partnership units. The amount of the ongoing investor servicing fee for a Class S-1 unit shall equal 0.85% per annum of the NAV of such outstanding Class S-1 unit, and the amount of the ongoing investor servicing fee for a Class D-1 unit shall equal 0.25% per annum of the NAV of such outstanding Class D-1 unit.

DST Dealer Manager Agreement

In connection with the launch of the DST Program, on December 18, 2023, in connection with the DST Program, Starwood 1031 Exchange, L.L.C., an indirect wholly owned subsidiary of the Operating Partnership (the “DST Sponsor”), Starwood Capital, L.L.C. (the “DST Dealer Manager”) and, solely with respect to its obligations with respect to the investor servicing fee, the Operating Partnership, entered into that certain DST Dealer Manager Agreement (the “DST Dealer Manager Agreement”), pursuant to which the DST Dealer Manager will serve as the dealer manager for the DST Offerings on a “best efforts” basis. Under the DST Dealer Manager Agreement, each DST will pay the DST Dealer Manager a placement fee in an amount up to 2.0% of the equity investment in the DST Interests. Additionally, each DST will pay to the DST Dealer Manager an investor servicing fee equal to 0.25% per annum of the total equity investment in the DST Interests sold by such DST.

The Operating Partnership will pay the DST Dealer Manager, solely with respect to Operating Partnership units issued in connection with the FMV Option in exchange for DST Interests and only until the fee limit (if any) set forth in the applicable agreement between the DST Dealer Manager and the participating distribution agent that sold such DST Interests in a DST Offering has been reached, an investor servicing fee equal to 0.85% per annum of the aggregate NAV for the applicable Class S-1 units and an investor servicing fee equal to 0.25% per annum of the aggregate NAV for the applicable Class D-1 units. No investor servicing fee will be paid for Class I units.

All or a portion of the placement fee and investor servicing fee may be reallowed to participating distribution agents, as set forth in the applicable agreement between the DST Dealer Manager and such participating distribution agent.

The DST Dealer Manager Agreement contains standard representations, warranties and covenants of the DST Sponsor, the DST Dealer Manager and the Operating Partnership. The DST Sponsor, the DST Dealer Manager and each DST have also agreed to provide indemnification as set forth in the DST Dealer Manager Agreement. Any party may terminate the DST Dealer Manager Agreement upon 60 days’ written notice. Included as Exhibit A to the DST Dealer Manager Agreement is the joinder to be entered into by each DST and included as Exhibit B to the DST Dealer Manager Agreement is the form of participating dealer agreement to be entered into by the DST Dealer Manager and participating broker-dealers that participate in a DST Offering.

The foregoing summaries of the Advisory Agreement, Partnership Agreement and DST Dealer Manager Agreement do not purport to be complete and are qualified in their entirety by reference to the Advisory Agreement, Partnership Agreement and DST Dealer Manager Agreement (including the exhibits thereto), copies of which are filed herewith and incorporated herein by reference.

Item 8.01	Other Events.

Distribution Reinvestment Plan

In connection with the launch of the DST Program, effective January 1, 2024, the Company amended its distribution reinvestment plan to provide that holders of Operating Partnership units may participate in the Company’s distribution reinvestment plan subject to the terms set forth therein, and that the Operating Partnership will apply all dividends and other distributions declared and paid in respect of Operating Partnership units held by each Operating Partnership unit participant and attributable to the class of Operating Partnership units held by such

Operating Partnership unit participant to the purchase of shares of the Company’s common stock having the same class designation as the applicable class of Operating Partnership units for such Operating Partnership unit participant, provided that Operating Partnership unit distributions attributable to Class S-1 units will be applied to the purchase of Class S shares of common stock and Operating Partnership unit distributions attributable to Class D-1 units will be applied to the purchase of Class D shares of common stock.

The foregoing summary of the distribution reinvestment plan does not purport to be complete and is qualified in its entirety by reference to the distribution reinvestment plan, a copy of which is filed herewith and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Distribution Reinvestment Plan

10.1	Amended and Restated Advisory Agreement, dated December 18, 2023, by and among Starwood Real Estate Trust, Inc., Starwood REIT Operating Partnership, L.P. and Starwood REIT Advisors, L.L.C.

10.2	Amended and Restated Limited Partnership Agreement of Starwood REIT Operating Partnership, L.P.

10.3	DST Dealer Manager Agreement, dated December 18, 2023, by and among Starwood 1031 Exchange, L.L.C., Starwood Capital, L.L.C. and Starwood REIT Operating Partnership, L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD REAL ESTATE INCOME TRUST, INC.

Date: December 18, 2023	By:	/s/ Matthew Guttin
Matthew Guttin
Chief Compliance Officer and Secretary